Exhibit 10.3

LIMITED WAIVER AND SEVENTH AMENDMENT TO

CREDIT AGREEMENT

THIS LIMITED WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT (the “Amendment”), dated to be effective as of February 22, 2013 (the “Amendment Effective Date”), is entered into by and among BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company (the “Borrower”), the Guarantors party hereto (the “Guarantors”), CAPITAL ONE, N.A., as Administrative Agent for the Lenders (“Administrative Agent”) and the Lenders signatory hereto (the “Lenders”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated December 24, 2010 (as amended by that First Amendment dated May 31, 2011, that Waiver and Second Amendment dated June 30, 2011, that Limited Waiver and Third Amendment dated November 8, 2012 and that Fourth Amendment to Credit Agreement dated December 21, 2012 and that Sixth Amendment to Credit Agreement dated January 31, 2013 and as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders (i) waive compliance with the financial covenant set forth in Section 9.01(a) for the fiscal quarter ended December 31, 2012, (ii) waive any Event of Default arising out of the Borrower’s unwind of certain hedges executed under the BP Swap Agreements and (iii) amend certain other provisions as set forth herein; and

WHEREAS, the Lenders and the Administrative Agent have agreed to provide such waivers and amendments to the extent reflected in this Amendment, subject to the terms hereof and provided that each of the Borrower and the Guarantors ratifies and confirms all of its respective obligations under the Credit Agreement and the Loan Documents.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantors, the Lenders and the Administrative Agent agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2. Waiver . Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders hereby waive any Event of Default arising under the Credit Agreement as a result of (a) the failure of the Borrower to comply with Section 9.01(a) of the Credit Agreement as of and for the fiscal quarter ended December 31, 2012 and (b) the Borrower’s unwind of the hedges executed under the BP Swap Agreement and listed on Schedule 1 attached hereto (the “Hedge Unwind”), which violated the provisions of Section 9.11 and Section 9.17 of the Credit Agreement. The waivers set forth in this Section 2 (the “Default Waiver”) are limited to the extent specifically set forth in (a) and (b) above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be effected hereby. The Default Waiver is granted only with respect to the failure of the Borrower to comply with

Section 9.01(a) as of and for the fiscal quarter ended December 31, 2012 and the Borrower’s violation of Section 9.11 and Section 9.17 with respect to the Hedge Unwind, and shall not apply to any violation of Section 9.01(a) with respect to any fiscal quarter other than the fiscal quarter ended December 31, 2012, with respect to any other violation of Section 9.11 and Section 9.17 or any actual or prospective default or violation of any other provision of the Credit Agreement or any other Loan Document. The Default Waiver shall not in any manner create a course of dealing or otherwise impair the future ability of the Administrative Agent or the Lenders to declare a Default or Event of Default under or otherwise enforce the terms of the Credit Agreement or any other Loan Document with respect to any matter other than those specifically and expressly waived in the Default Waiver.

3. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Notwithstanding anything contained in Section 2.07 of the Credit Agreement to the contrary, the parties hereto hereby acknowledge and agree that, as of the Amendment Effective Date, the Borrowing Base is $61,000,000 and such $61,000,000 Borrowing Base shall remain in effect until April 15, 2013. The Scheduled Redetermination set for April 1, 2013 shall be extended to April 15, 2013 at which time the Borrowing Base shall be redetermined utilizing the procedures set forth in Section 2.07 of the Credit Agreement.

(b) Section 8.01 of the Credit Agreement is hereby amended by adding the following subclauses (o), (p) and (q) to the end of said Section 8.01:

“(o) Cash Flow Projections. On or before the close of business on the first Business Day of each calendar week, an updated thirteen (13) week cash flow projections in form and substance acceptable to the Administrative Agent.

(p) Aging Schedules. On or before the close of business on the first Business Day of each calendar week, updated accounts payable and accounts receivable aging schedules, in form and substance acceptable to the Administrative Agent.

(q) On or before the close of business on the first Business Day of each calendar week, daily production reports for the prior week, in form and substance acceptable to the Administrative Agent.”

(c) Article VIII of the Credit Agreement is hereby amended by adding the following new Section 8.18 to the end of said Article VIII:

“Section 8.18. Capitalization.

The Borrower shall receive capital contributions from Platinum Partners Black Elk Opportunities Fund LLC, a Delaware limited liability company (“PPBE”) pursuant to that certain Contribution Agreement dated February 22, 2013 by and between the Borrower and PPBE on the dates and in the amounts set forth in the table below:

Date	Amount
February 22, 2013	$4,500,000
March 1, 2013	$5,000,000
March 8, 2013	$5,000,000
March 15, 2013	$5,000,000
March 22, 2013	$5,000,000
March 29, 2013	$5,000,000

(d) Section 10.01(c) of the Credit Agreement is hereby deleted and the following is substituted therefor:

“(c) the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(h), Section 8.01(k), Section 8.01(o), Section 8.01(p), Section 8.01(q), Section 8.02, Section 8.03, Section 8.12, Section 8.15, Section 8.17, Section 8.18 or Article IX; provided, that with respect to Section 8.18, the Borrower shall be provided a one (1) day grace period after the date a capital contribution is due before an Event of Default shall have occurred but only with respect to those capital contributions due on March 1, 2013, March 8, 2013, March 15, 2013 and March 22, 2013 and provided the failure to obtain such capital contribution is caused solely by an error or omission of an administrative or operational nature and funds were available to enable the applicable capital contribution to be made.”

4. Reservation of Rights. Nothing contained in this Amendment is intended to limit, nor shall it be deemed to limit or in any way affect, any of the Administrative Agent’s or Lenders’ claims, rights or remedies under the Credit Agreement or any of the other Loan Documents, and nothing in this Amendment shall in any way modify, change, impair, affect, diminish, or release any liability of Borrower and/or any Guarantor under or pursuant to the Credit Agreement or any of the other Loan Documents or entitle Borrower and/or any Guarantor to any other or further notice or demand whatsoever. Nothing contained herein, nor any failure by the Administrative Agent or any Lender to exercise any of its rights or remedies under the Credit Agreement or any of the other Loan Documents, shall be deemed to constitute, nor is it intended to constitute, any waiver whatsoever of any: (a) Default or Event of Default that may exist under the Credit Agreement or under any other Loan Document; (b) term, provision, condition, covenant or agreement contained in the Credit Agreement or in any of the other Loan Documents; or (c) rights or remedies of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, at law or in equity or otherwise, or prejudice or preclude any other or further exercise of any such right or remedy by the Administrative Agent or the Lenders, all of which are hereby reserved.

5. Ratification. The Borrower and Guarantors hereby ratify all of their respective Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents, nor is the Borrower nor any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

6. Representations and Warranties.

(a) The Borrower and Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that (i) this Amendment has been duly executed and delivered on behalf of the Borrower and Guarantors, (ii) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (iii) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, (iv) no Default or Event of Default exists under the Credit Agreement or under any Loan Document and (v) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower and Guarantors.

(b) The Borrower hereby (i) represents and warrants to the Administrative Agent and the Lenders that the execution of this Amendment does not violate the terms of (A) the Indenture, (B) the Second Lien Intercreditor Agreement, (C) the W & T Intercreditor Agreement or (D) the BP Intercreditor Agreement (collectively, the “Intercreditor Agreements”) and (ii) covenants, represents and warrants that no consent is required under any Intercreditor Agreement for the Borrower, Administrative Agent or the Lenders to execute this Amendment.

7. Conditions to Effectiveness. This Amendment shall be effective on the Amendment Effective Date only if the following are satisfied on or before such Amendment Effective Date:

(a) the receipt by the Administrative Agent of this Amendment fully executed by all parties hereto;

(b) the receipt by the Administrative Agent of a fully executed copy of that certain Contribution Agreement dated February 22, 2013 by and between the Borrower and PPBE (the “Contribution Agreement”);

(c) the receipt by Administrative Agent of written evidence satisfactory to Administrative Agent that Borrower has received the $4,500,000 capital contribution from PPBE in accordance with the Contribution Agreement;

(d) the payment to the Administrative Agent of all fees that are due, including all expenses of Administrative Agent and the Lenders in connection with this Amendment and any billed fees and disbursements of Andrews Kurth LLP, in connection with this Amendment; and

(e) the receipt by the Administrative Agent of such other documents as the Administrative Agent or its special counsel may reasonably request.

8. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

9. Governing Law. This Amendment and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of Texas and of the United States.

10. Continuing Effect of the Credit Agreement. This Amendment shall not constitute a waiver of any provision not expressly referred to herein and shall not be construed as a consent to any action on the part of the Borrowers or Guarantors that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents except as expressly stated herein. Except as expressly modified hereby, the provisions of the Credit Agreement and the Loan Documents are and shall remain in full force and effect.

11. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment. References in this Amendment to an article or section number are to such articles or sections of this Amendment unless otherwise specified.

12. Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

13. Release by Borrower and Guarantors. The Borrower and each Guarantor does hereby release and forever discharge the Administrative Agent and each of the Lenders and each affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now or in the future own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Amendment is signed by any of such parties (a) arising directly or indirectly out of the Credit Agreement, Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (b) relating directly or indirectly to all transactions by and between the Borrower or Guarantors or their representatives and the Administrative Agent and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives and, in either case, whether or not caused by the sole or partial negligence of any indemnified party. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, calling of the Credit Agreement into default, exercise of remedies and all similar items and claims, which may, or could be, asserted by any of the Borrower or Guarantors.

14. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC, a Texas limited liability company

By:	/s/ John Hoffman
Name:	John Hoffman
Title:	President and CEO

GUARANTORS:

BLACK ELK ENERGY FINANCE CORP., a Texas corporation

By:	/s/ John Hoffman
Name:	John Hoffman
Title:	President and CEO

BLACK ELK ENERGY LAND OPERATIONS, LLC, a Texas limited liability company

By:	/s/ John Hoffman
Name:	John Hoffman
Title:	President and CEO

ADMINISTRATIVE AGENT AND LENDER:

CAPITAL ONE, N.A.

By:	/s/ Scott L. Joyce
Name:	Scott L. Joyce
Title:	Senior Vice President

LENDER:

IBERIA BANK

By:	/s/ Cameron D. Jones
Name:	Cameron D. Jones
Title:	Vice President

LENDER:

CADENCE BANK, N.A.

By:	/s/ Eric Broussard
Name:	Eric Broussard
Title:	Senior Vice President